Report of Independent
     Accountants

To the Board of Trustees and
Shareholders
of  PIC Investment Trust

In planning and performing our
audit of the financial statements of
PIC Investment Trust, a series
investment company consisting of
Provident Investment Counsel
Balanced Fund A, Provident
Investment Counsel Growth Fund
A, Provident Investment Counsel
Growth Fund B, Provident
Investment Counsel Growth Fund I,
Provident Investment Counsel Mid
Cap Fund A, Provident Investment
Counsel Mid Cap Fund B, Provident
Investment Counsel Small Company
Growth Fund A, Provident
Investment Counsel Small Company
Growth Fund B, Provident
Investment Counsel Small Cap
Growth Fund I and Provident
Investment Counsel Technology
Fund A, each for the year ended
October 31, 2001, we considered its
internal control, including control
activities for safeguarding
securities, in order to determine our
auditing procedures for the purpose
of expressing our opinion on the
financial statements and to comply
with the requirements of Form N-
SAR, not to provide assurance on
internal control.

The management of PIC Investment
Trust is responsible for establishing
and maintaining internal control.  In
fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls.  Generally,
controls that are relevant to an audit
pertain to the entity's objective of
preparing financial statements for
external purposes that are fairly
presented in conformity with
generally accepted accounting
principles.  Those controls include
the safeguarding of assets against
unauthorized acquisition, use or
disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of
internal control to future periods is
subject to the risk that controls may
become inadequate because of
changes in conditions or that the
effectiveness of their design and
operation may deteriorate.

Our consideration of internal
control would not necessarily
disclose all matters in internal
control that might be material
weaknesses under standards
established by the American
Institute of Certified Public
Accountants.  A material weakness
is a condition in which the design or
operation of one or more of the
internal control components does
not reduce to a relatively low level
the risk that misstatements caused
by error or fraud in amounts that
would be material in relation to the
financial statements being audited
may occur and not be detected
within a timely period by employees
in the normal course of performing
their assigned functions.  However,
we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined
above as of October 31, 2001.

This report is intended solely for the
information and use of the Board of
Trustees, management and the
Securities and Exchange
Commission and is not intended to
be and should not be used by
anyone other than these specified
parties.


PricewaterhouseCoopers LLP

New York, New York
December 4, 2001